Exhibit 99.1

Fulgent Genetics Reports Second Quarter Financial Results

•	Revenue grows 790% year over year to $153.6 million
•	Core Revenue grows 296% year over year to $25.7 million
•	Announces acquisition of CSI Laboratories
•	Announces commercial agreement with Helio Health through strategic investment
•	Announces incremental controlling investment in Chinese Joint Venture entity, FF Gene Biotech

TEMPLE CITY, CA, August 9, 2021 —Fulgent Genetics, Inc. (NASDAQ: FLGT) (“Fulgent” or the “company”), a technology-based genetic testing company focused on transforming patient care in oncology, infectious and rare diseases, and reproductive health, today announced financial results for its second quarter ended June 30, 2021.

Second Quarter 2021 Results:

•	Revenue of $153.6 million, growing 790% year-over-year
•	Billable tests delivered approximately 1.6 million, or 9 times the volume of second quarter of 2020
•	Gross Margin improved approximately 21 percentage points year-over-year
•	Core Revenue[1] grew 296% year-over-year to $25.7 million
•	GAAP income of $79.8 million, or $2.59 per share
•	Non-GAAP income of $78.7 million, or $2.55 per share
•	Adjusted EBITDA of $105.0 million
•	Cash from operations of $76.1 million; Cash and investments of $777.0 million as of June 30, 2021

(1) Core Revenue was previously defined as “NGS revenue”

Non-GAAP income (loss) and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Ming Hsieh, Chairman and Chief Executive Officer, said, “The exciting announcements we have made today demonstrate our ability to execute on our strategic initiatives to expand our platform capabilities and reach in a post pandemic world. With the acquisition of CSI Laboratories and commercial agreement with Helio Health, we believe we are now well positioned to grow our presence in the molecular diagnostics and oncologic testing markets. In addition, through the incremental controlling investment in FF Gene Biotech in China we seek to further solidify our foothold in one of the fastest growing genetic testing markets in the world. While we are early in the process of integrating and ramping these investments, we are very excited to be able to offer an expanded menu of genomic testing solutions to our customers with the same precision, service and efficiency that Fulgent is known for. We believe the future is extremely bright for Fulgent as we build out additional ways to capitalize on the growing market for genetic testing across oncology, infectious and rare diseases, and reproductive health.”

Paul Kim, Chief Financial Officer, said, “We demonstrated strong growth in the second quarter with accelerating momentum in our Core NGS business, which grew 296% year over year. Although we fully anticipated a widespread slowdown in RT-PCR testing for COVID-19, vaccine administration materially decreased demand for testing in the second quarter faster than we expected. While we view rapid vaccine administration as a net positive for our country’s health and path to recovery, we are closely monitoring the proliferation of the delta variant and expect that ongoing testing will be an important part of fighting this surge. At the same time, we remain focused on opportunities beyond COVID testing as we leverage our strong cash position to make strategic investments in areas that enhance our core genomic testing capabilities, demonstrated this quarter by our acquisition of CSI Laboratories and investment in Helio Health. In addition, we believe the incremental investment in FF Gene Biotech strengthens our direct access to the Chinese genetic testing market, which will be additive to our revenue growth in the second half of the year. We are excited about the opportunities ahead and will be providing a formal update during our investment community conference call to shortly follow the issuance of this press release.”

Outlook:

For the third quarter of 2021, Fulgent expects:

•	Total Revenue in the range of $125 to $150 million, representing growth of 35% year over year at the midpoint
•	Core Revenue[1] of approximately $32 million, representing growth of 213% year over year

For the full year 2021, Fulgent expects:

•	Total Revenue of approximately $800 million, representing growth of 90% year over year
•	Core Revenue[1] of approximately $110 million versus previous guidance of $100 million, representing growth of 201% year over year
•	GAAP income of approximately $12.00 per share
•	Non-GAAP income of approximately $12.50 per share

(1) Core Revenue was previously defined as “NGS revenue”

Incremental Investment in Chinese Joint Venture entity, FF Gene Biotech

Fulgent Genetics also announces that it has made an incremental controlling investment in FF Gene Biotech, the Chinese entity formed in 2017 through a Joint Venture (“JV”) between Fulgent Genetics, Xi Long Scientific and Fuzhou Jinqiang Investment Partnership (FJIP). Fulgent has purchased an incremental stake in the entity for approximately $19.0 million, giving Fulgent primary economic and operational ownership of FF Gene Biotech.

FF Gene Biotech was founded to bring Fulgent Genetics’ NGS capabilities to the Chinese genetic testing market. The JV has enabled Fulgent to have an operational presence on the ground in China and capitalize on the large and growing genetic testing opportunity in the country.

Acquisition of CSI Laboratories

In a separate press release today, Fulgent Genetics announced it has completed the acquisition of CSI Laboratories, a leading cancer testing laboratory, to expand its presence in somatic molecular diagnostics and cancer testing. CSI was founded to provide a client- and patient-focused model of cancer diagnostic testing for pathologists, community hospitals, and their patients. CSI offers more than 400 unique tests with a focus on oncology and capabilities across flow cytometry, cytogenetic analysis, fluorescence in-situ hybridization (“FISH”), immunohistochemistry, and molecular genetics. CSI’s philosophy of providing expert diagnostic testing with speed, precision, and care, is highly complementary with Fulgent’s core value proposition of offering a broad menu of actionable diagnostic tests with quality results and rapid turnaround times. CSI is based in Alpharetta, GA and expands Fulgent’s presence in the southeastern United States.

Strategic Partnership with Helio Health

In a separate press release today, Fulgent Genetics and Helio Health (“Helio”), an AI-biotechnology company developing blood-based early cancer detection tests, today announced the companies have entered into a strategic partnership to commercialize Helio’s blood-based early cancer detection tests. In conjunction with the commercial strategic partnership whereby the company has secured exclusive commercial rights for laboratory develop tests (“LDTs”) in the U.S. and Canada, Fulgent has made a strategic investment in Helio. Under this partnership, the companies will initially commercialize and co-brand HelioLiver, a cell-free DNA (cfDNA) methylation blood test that incorporates protein markers and demographics for the detection of hepatocellular carcinoma (HCC) – or liver cancer. Helio is headquartered in Irvine, CA, with facilities in West Lafayette, IN, Guangzhou and Beijing.

Conference Call Information

Fulgent Genetics will host a conference call for the investment community today at 4:30 PM ET (1:30 PM PT) to discuss its second quarter 2021 results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investors section of the company’s website, http://ir.fulgentgenetics.com, and through a live conference call by dialing (800) 353-6461 using the confirmation code 9490797. An audio replay will be available in the Investors section of the company’s website.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth in this press release, including non-GAAP income (loss), non-GAAP income (loss) per share and adjusted EBITDA, are non-GAAP financial measures. Fulgent Genetics believes this information is useful to investors because it provides a basis for measuring the performance of the company’s business excluding certain income or expense items that management believes are not directly attributable to the company’s core operating results. Fulgent Genetics defines non-GAAP income (loss) as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus equity-based compensation expenses, plus or minus the non-GAAP tax effect, plus or minus equity (loss) earnings in investee, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations.

The non-GAAP tax effect is calculated by applying statutory corporate tax rate on equity-based compensation expenses. Fulgent Genetics defines adjusted EBITDA as GAAP income (loss) plus or minus interest (expense) income, plus or minus provisions (benefits) for income taxes, plus depreciation and amortization, plus equity-based compensation expenses, plus or minus equity (loss) earnings in investee, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations.

Fulgent Genetics may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an implication that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent Genetics may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent Genetics’ proprietary technology platform has created a broad, flexible test menu and the ability to continually expand and improve its proprietary genetic reference library while maintaining accessible pricing, high accuracy and competitive turnaround times. Combining NGS with its technology platform, the company performs full-gene sequencing with deletion/duplication analysis in an array of panels that can be tailored to meet specific customer needs. In 2019, the company launched its first patient-initiated product, Picture Genetics, a new line of at-home screening tests that combines the company’s advanced NGS solutions with actionable results and genetic counseling options for individuals. Since March 2020, the company has commercially launched several tests for the detection of SARS-CoV-2, the virus that causes the novel coronavirus (“COVID-19”), including NGS and reverse transcription polymerase chain reaction (“RT-PCR”) - based tests. The Company has received Emergency Use Authorization (“EUA”) from the U.S. Food and Drug Administration (“FDA”) for the RT-PCR-based tests for the detection of SARS-CoV-2 using upper respiratory specimens (nasal, nasopharyngeal, and oropharyngeal swabs) and for the at-home testing service through Picture Genetics. A cornerstone of the company’s business is its ability to provide expansive options and flexibility for all clients’ unique testing needs through a comprehensive technology offering including cloud computing, pipeline services, record management, web portal services, clinical workflow, sequencing as a service and automated laboratory services.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: expected future revenues, sources of revenue, growth, margins, GAAP and non-GAAP income and company performance, including the company’s and its technology platform’s ability to scale; evaluations and judgments regarding market position, acquisitions and acquired businesses (including CSI Laboratories and FF Gene Biotech), investments and partnerships (including Helio Health), relationships and the company’s testing services and technology; the timing, commercial success and impact on the company’s results of new product launches and other initiatives; the company’s identification and evaluation of opportunities and its ability to capitalize on opportunities, capture market share or to expand its presence in certain markets; and the company’s ability to continue to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the company’s future performance, and they are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the ongoing impacts of the COVID-19 pandemic, including the preventive public health measures that may continue to impact demand for its tests and the pandemic’s effects on the global supply chain; the market potential for, and the rate and degree of market adoption of, the company’s tests, including its newly-developed tests for COVID-19 and genetic testing generally; the company’s ability to capture a sizable share of the developing market for genetic and COVID-19 testing and to compete successfully in these markets, including its ability to continue to develop new tests that are attractive to its various customer markets, its ability to maintain turnaround times and otherwise keep pace with rapidly changing technology; the company’s ability to maintain the low internal costs of its business model, particularly as the company makes investments across its business; the company’s ability to maintain an acceptable margin on sales of its tests, particularly in light of increasing competitive pressures and other factors that may continue to reduce the company’s sale prices for and margins on its tests; risks related to volatility in the company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the company’s revenue; the company’s ability to grow and diversify its customer base and increase demand from existing and new customers; the company’s investments in its infrastructure, including its sales organization and operational capabilities, and the extent to which these investments impact the company’s business and performance and enable it to manage any growth it may experience in future periods; the company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, strategic investments, joint ventures, acquisitions or other relationships; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The company’s reports filed with the U.S. Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 8, 2021 and the other reports it files from time to time, including subsequently filed quarterly and current reports, are made available on the company’s website upon their filing with the SEC. These reports contain more information about the company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release.

Investor Relations Contact:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nicole@blueshirtgroup.com

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
June 30, 2021 and December 31, 2020
(in thousands)

	June 30,	December 31,
ASSETS:	2021	2020
Cash and cash equivalents	$100,461	$87,426
Investments in marketable securities	676,578	344,443
Accounts receivable, net	148,576	183,857
Property and equipment, net	51,086	40,199
Other assets	73,154	44,536
Total assets	$1,049,855	$700,461

LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and other liabilities	$129,130	$131,074
Total stockholders' equity	920,725	569,387
Total liabilities & equity	$1,049,855	$700,461

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three and Six Months Ended June 30, 2021 and 2020
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$153,616	$17,265	$513,045	$25,018
Cost of revenue (1)	35,858	7,717	109,933	11,774
Gross profit	117,758	9,548	403,112	13,244

Operating expenses:
Research and development (1)	5,312	1,849	10,734	3,827
Selling and marketing (1)	5,219	3,260	10,227	4,857
General and administrative (1)	8,329	1,799	16,331	3,834
Total operating expenses	18,860	6,908	37,292	12,518
Operating income	98,898	2,640	365,820	726
Interest and other income, net	604	275	886	516
Income before income taxes, gain on equity method investment and equity loss in investee	99,502	2,915	366,706	1,242
Provisions for (benefit from) income taxes	23,589	(599)	90,102	(565)
Income before gain on equity method investment and equity loss in investee	75,913	3,514	276,604	1,807
Gain on equity method investment	3,734	—	3,734	—
Equity loss in investee	—	(193)	—	(442)
Net income from consolidated operations	79,647	3,321	280,338	1,365
Net loss attributable to noncontrolling interests	165	—	165	—
Net income attributable to Fulgent	$79,812	$3,321	$280,503	$1,365
Net income per common share attributable to Fulgent:
Basic	$2.74	$0.15	$9.68	$0.06
Diluted	$2.59	$0.14	$9.10	$0.06
Weighted average common shares:
Basic	29,150	21,747	28,991	21,656
Diluted	30,830	22,920	30,809	22,824

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$692	$270	$1,366	$501
Research and development	1,481	364	2,704	676
Selling and marketing	620	222	1,046	393
General and administrative	733	224	1,372	434
Total equity-based compensation expense	$3,526	$1,080	$6,488	$2,004

FULGENT GENETICS, INC.
Non-GAAP Income Reconciliation
Three and Six Months Ended June 30, 2021 and 2020
(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income attributable to Fulgent	$79,812	$3,321	$280,503	$1,365
Equity-based compensation expense	3,526	1,080	6,488	2,004
Non-GAAP tax effect (1)	(952)	(248)	(1,752)	(461)
Gain on equity method investment	(3,734)	—	(3,734)	—
Equity loss in investee	—	193	—	442
Non-GAAP income attributable to Fulgent	$78,652	$4,346	$281,505	$3,350
Net income per common share attributable to Fulgent:
Basic	$2.74	$0.15	$9.68	$0.06
Diluted	$2.59	$0.14	$9.10	$0.06
Non-GAAP income per common share attributable to Fulgent:
Basic	$2.70	$0.20	$9.71	$0.15
Diluted	$2.55	$0.19	$9.14	$0.15

Weighted average common shares:
Basic	29,150	21,747	28,991	21,656
Diluted	30,830	22,920	30,809	22,824

(1) Tax rates as follows:
Corporate tax rate of 27% for the three and six months ended June 30, 2021.
Corporate tax rate of 23% for the three and six months ended June 30, 2020.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three and Six Months Ended June 30, 2021 and 2020
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income attributable to Fulgent	$79,812	$3,321	$280,503	$1,365
Interest income, net	(566)	(249)	(796)	(575)
Provisions for (benefit from) income taxes	23,589	(599)	90,102	(565)
Equity-based compensation expense	3,526	1,080	6,488	2,004
Depreciation and amortization	2,418	549	4,340	1,118
Gain on equity method investment	(3,734)	—	(3,734)	—
Equity loss in investee	—	193	—	442
Adjusted EBITDA	$105,045	$4,295	$376,903	$3,789